Exhibit 10.2

SECOND AMENDMENT TO AGREEMENT REGARDING PURCHASE OF PARTNERSHIP INTERESTS

THIS SECOND AMENDMENT TO AGREEMENT REGARDING PURCHASE OF PARTNERSHIP INTERESTS (this "Second Amendment") is made as of this 31st day of October, 2007, by and between CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership ("Cedar") and HOMBURG HOLDINGS (U.S.) INC., a Colorado corporation ("Homburg").

RECITALS:

           A.      Cedar and Homburg have entered into a certain Agreement Regarding Purchase of Partnership Interests dated as of March 26, 2007 (the "Original Agreement"), as amended pursuant to that certain First Amendment to Agreement Regarding Purchase of Partnership Interests dated as of June 29, 2007 (the "First Amendment"; together with the Original Agreement, the "Agreement").

          B.      The parties wish to further amend the Agreement as hereinafter provided, references to Section numbers being to Sections in the Original Agreement.

                NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cedar and Homburg agree as follows:

                1.      All capitalized terms and other terms not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement.

                2.      The parties hereto agree that Section 1 of the Agreement shall be modified as follows:

(a) The definition of "First Scheduled Closing Date" is hereby deleted.

(b) The definition of "Remaining Schedule Closing Date" is hereby deleted.

(c) The definition of "Outside Closing Date" is hereby deleted.

                3.      The parties hereto agree that Section 4 of the Agreement shall be deleted in its entirety and replaced with the following:

                4.      The closing (the "Closing") of all of the Transactions shall occur at 10:00 a.m. on or before December 31, 2007 (the "Scheduled Closing Date"). Notwithstanding the foregoing but subject to the right of Cedar to adjourn the Closing of one or more Transactions pursuant to Section 10(b) or Section 23 hereof, in the event that all of the conditions precedent with respect to any Transaction shall not have been satisfied or waived by the party entitled to do so by the Scheduled Closing Date, then this Agreement shall automatically terminate on the Scheduled Closing Date as to such Transaction and the applicable Allotted Deposit shall be refunded to Homburg and the Consideration shall be reduced by the amount of the applicable Allotted Consideration, whereupon the parties hereto shall be relieved of all further liability and responsibility under this Agreement with respect to such Transaction (except for any obligation expressly provided to survive a termination of this Agreement). The Closings shall occur at the offices of the Title Company through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Cedar and Homburg (the date on which the Closings shall occur being herein referred to as the "Closing Date"). The Closing shall constitute approval by each of Cedar and Homburg of all matters to which such party has a right of approval and a waiver of all conditions precedent related to the applicable Transaction.

                5.      Notwithstanding anything contained herein to the contrary, in the event that Cedar shall be unable to proceed with the Closing of at least four (4) of the Transactions on the Scheduled Closing Date, then this Agreement shall automatically terminate on the Scheduled Closing Date and the Deposit shall be refunded to Homburg, whereupon the parties hereto shall be relieved of all further liability and responsibility under this Agreement (except for any obligation expressly provided to survive a termination of this Agreement).

                6.      The Loan Approval Deadline is hereby adjourned to December 31, 2007.

                7.      All of the provisions of this Second Amendment shall survive the Closing or earlier termination of the Agreement, as amended by this Second Amendment.

                8.      Each reference to the "Agreement" or the "Original Agreement" in the Agreement shall be deemed to mean the Agreement, as amended by this Second Amendment.

                9.      This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                10.      The Agreement, as hereby amended, remains in full force and effect.

[Signature Pages Follow]

          IN WITNESS WHEREOF, each of the parties hereto has executed this Second Amendment as of the day and year first above written.

CEDAR:

CEDAR SHOPPING CENTERS
PARTNERSHIP, L.P., a
Delaware limited partnership

By:  Cedar Shopping Centers, Inc., a Maryland
        corporation, its general partner

     By:
             Leo S. Ullman
             President

HOMBURG:

HOMBURG HOLDINGS (U.S.) INC., a Colorado
corporation

By:
         Name:
         Title: